Q3 Fiscal Year 2021 Financial Results Conference Call January 28, 2021 David J. Wilson President and Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer

2 Safe Harbor Statement These slides, and the accompanying oral discussion, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of Covid-19 and the Company’s efforts to reduce costs, maintain liquidity and generate cash in the current pandemic, the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the Company’s ability to grow market share, the ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release. Non-GAAP Financial Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The non-GAAP (“adjusted”) measures are noted and reconciliations of comparable GAAP with non-GAAP measures can be found in tables included in the Supplemental Information portion of this presentation.

Evolution of strategy and Columbus McKinnon Business System (CMBS) delivered solid results • Sales of $166.5 million exceeded expectations reflecting organic growth initiatives and sequential recovery • Gross margin of 33.2% despite typical seasonal fixed cost absorption and COVID-19 impacts • Operating income of $10.4 million and operating margin of 6.3% • Adjusted operating income of $11.2 million and adjusted operating margin of 6.7% • Diluted net income per share of $0.27; adjusted earnings per share of $0.26 due to tax rate normalization Strong cash generation reflecting impact of working capital improvements • Generated $25.0 million in cash from operations resulting in $21.9 million of free cash flow (1) for the quarter • Flexible capital structure with net debt leverage ratio (2) below 0.8x provides ability to invest in growth Backlog of $152.4 million increased 22% year-over-year and 4% sequentially 3 Delivering Results in Tough Environment Building CMBS and evolving to Blueprint for Growth 2.0 (1)Free cash flow is a non-GAAP measure defined as cash provided by operating activities minus capital expenditures (2)Net debt leverage ratio is defined as Net Debt / TTM Adjusted EBITDA

Blueprint for Growth 2.0 Pivot Columbus McKinnon toward growth: Organic and Inorganic 4 Strategy to deliver growth, financial performance and shareholder value

5 80/20 remains a key enabler within our Business System CMBS Tools: 80/20 Contributing to operating income even in low revenue environment Q3 FY21 contributions to operating income: $3.5 million $9.0 $20.4 $8.5 Q3 FY21 YTD FY 2020 FY 2019 • Customer simplification (strategic pricing) • Priority customer account program (incremental volume from sharpened customer focus) • Product simplification (indirect overhead reduction and material productivity) • Closures: Salem (OH), Lisbon (OH), France and China 80/20 Process helping to offset impacts of challenging environment: • Achieved $9 million year-to-date in contributions to operating income due to strategic pricing, footprint consolidation and other 80/20 cost actions • Currently focused on product line simplification ($ in millions)

$5.0 $14.0 $11.2 Q1 FY21 Q2 FY21 Q3 FY21 $139.1 $157.8 $166.5 Q1 FY21 Q2 FY21 Q3 FY21 $1.8 $15.8 $10.4 Q1 FY21 Q2 FY21 Q3 FY21 1.3% 6 Net Sales Operating Income & Margin Sequential Results Net Sales continue to recover, profitability impacted by return to work and growth investments Net sales increased $8.8 million, or 5.5% • Short-cycle business: 5.6% increase • Project business: 5.5% increase Solid adjusted operating income of $11.2 million Encouraged by an improving landscape ($ in millions) 10.0% 6.3% Adjusted Operating Income & Margin 3.6% 8.9% 6.7%

7 Q3 sales down 16.5% from prior-year period due to COVID-19 pandemic Q3 FY21 Sales Bridge Net Sales • U.S.: Pricing of 0.8% partially offset 19.9% volume decline • Non-U.S: Pricing of 1.1% and 3.3% favorable FX partially offset 17.8% volume decline Continued COVID-19 impact on Q3 volume, but recovery continues $199.4 $189.5 $139.1 $157.8 $166.5 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Quarter Q3 FY20 Sales $ 199.4 Volume (37.8) (19.0)% Pricing 1.9 1.0% Foreign currency translation 3.0 1.5% Total change $ (32.9) (16.5)% Q3 FY21 Sales $ 166.5 Note: Components may not add to totals due to rounding ($ in millions)

8 Solid gross margin in a challenging environment Gross Profit & Margin $67.9 $66.2 $44.8 $56.0 $55.3 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Gross profit adjustments primarily due to gain on sale of building 34.9% 32.2% 33.2%35.5%34.0% Quarter Gross Profit Bridge Quarter Q3 FY20 Gross Profit $ 67.9 Pricing, net of material cost inflation 1.9 Foreign currency translation 1.1 Factory closures 0.4 Tariffs 0.2 Product liability (0.1) Business realignment costs (0.1) Insurance settlement (0.1) Productivity, net of other cost changes (3.1) Sales volume and mix (12.8) Total Change $ (12.6) Q3 FY21 Gross Profit $ 55.3 $54.3 34.4% ($ in millions)

9 RSG&A RSG&A as % of sales: $23.2 $22.3 $18.7 $18.6 $18.8 $18.0 $21.2 $18.4 $15.6 $19.9 $2.6 $2.9 $2.8 $2.9 $3.0 $43.8 $46.3 $39.9 $37.0 $41.7 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Selling G&A R&D Note: Components may not add to totals due to rounding 23.5% 25.1%21.9% 24.4% 28.7% Managing costs while driving innovation and growth ($ in millions) Y/Y decline represents structural reductions • Prior year included benefit of $2.0M stock comp adjustment from former CEO’s resignation • $0.6 million unfavorable FX Sequential increase related to incentive comp accrual, investments in growth and return to work Q4 FY21 RSG&A estimate of approximately $43 million(1) (1)RSG&A guidance provided January 28, 2021 excludes business realignment costs

10 Q3 FY21 operating income of $10.4 million Operating Income • Adjusted operating income of $11.2 million Operating margin of 6.3%; Adjusted operating margin of 6.7% • Volume decline of 19.0% due to COVID-19 • 80/20 Process contribution of $3.5 million Y/Y decremental adjusted operating leverage (1) : • Quarter: 36.5% • YTD: 30.3% Profitability to improve with higher sales and permanent cost reductions $20.9 $16.7 $1.8 $15.8 $10.4 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 ($ in millions) (1)Decremental adjusted operating leverage is a non-GAAP measure defined as the year-over-year change in adjusted income from operations divided by the year-over-year change in net sales $23.1 $20.2 $5.0 $14.0 $11.2 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Operating Income & Margin Adjusted Operating Income & Margin 8.9%11.6% 10.7% 3.6% 6.7% 10.0%10.5% 8.8% 1.3% 6.3%

11 Net income: • $6.6 million • $0.27 per diluted share Earnings Per Share Adjusted EPS GAAP Diluted EPS $0.63 $0.39 ($0.12) ($0.17) $0.27 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 $0.64 $0.58 $0.07 $0.34 $0.26 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Positive net income reflecting earnings power from CMBS Adjusted net income: • $6.2 million due to tax rate normalization • $0.26 per diluted share FY21 expected tax rate: (2)% to (4)% (1) • Reflects U.S. pre-tax loss due to the termination of one of the Company's U.S. pension plans (1)Tax rate guidance provided January 28, 2021

12 Adjusted EBITDA Margin Solid adjusted EBITDA margin during challenging environment Adjusted EBITDA & ROIC Return on Invested Capital (ROIC)(1) Strong confidence in strategy evolution to drive profitable growth and realize long-term objectives 15.1% 15.7% 12.0% FY19 FY20 Q3 FY21 TTM 11.3% 11.7% 6.6% FY19 FY20 Q3 FY21 TTM (1)ROIC is a non-GAAP measure defined as adjusted income from operations, net of taxes at a 22% normalized rate, for the trailing four quarters divided by the average of debt plus equity less cash (average capital) for the trailing five quarters. • Q3 FY2021 Adjusted EBITDA margin of 10.9% down 430 basis points from prior year on 19% lower volume • Continuing to target 19% Adjusted EBITDA margin post COVID-19 recession Return on Invested Capital expected to improve in fiscal 2022 • Continuing to target mid-teen ROIC post Covid-19 recession

$55.1 $67.2 $97.4 $99.9 FY18 FY19 FY20 Q3 FY21 TTM 13 Free Cash Flow(2) Cash Flow Strong cash generation • Capital expenditures of $5.9 million in Q3 FY21 YTD • FY21 expected CapEx: $10 - $12 million (1) Three Months Ended YTD 12/31/20 12/31/19 12/31/20 Net cash provided by operating activities $25.0 $32.4 $71.9 CapEx (3.1) (1.9) (5.9) Free cash flow (FCF)2 $21.9 $30.5 $66.0 Continued demonstration of cash generation abilities despite adverse conditions Note: Components may not add to totals due to rounding (1)Capital expenditure guidance provided January 28, 2021 (2)Free cash flow is a non-GAAP measure defined as cash provided by operating activities minus capital expenditures ($ in millions)

14 Significant financial flexibility in uncertain macroeconomic environment Capital Structure Net debt leverage ratio below target of 2.0x • Net debt leverage ratio(1) of 0.79x • Net debt to net total capital 11.1% Total liquidity of $270.6 million at quarter end Significant financial strength and liquidity supports pivot to growth CAPITALIZATION Dec. 31, 2020 March 31, 2020 Cash and cash equivalents $ 187.6 $ 114.5 Total debt 249.5 251.3 Total net debt 61.9 136.9 Shareholders’ equity 497.3 463.6 Total capitalization $ 746.9 $ 714.9 Debt/total capitalization 33.4% 35.2% Net debt/net total capitalization 11.1% 22.8% (1)Net debt leverage ratio is defined as Net Debt / TTM Adjusted EBITDA ($ in millions)

15 Orders of $168.7 million in the quarter Backlog of $152.4 million, up 22% y/y Orders and Backlog • 2.3% sequential decline due to typical seasonality (3 less working days) and impact of COVID-19 • Order rates per day increased 2.5% Q/Q • Year-over-year increase of total backlog driven by both project business and short-cycle business Continued sequential backlog recovery ($ in millions) $179.4 $197.3 $137.4 $172.7 $168.7 0.90x 1.04x 0.99x 1.09x 1.01x Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Orders Book:Bill (1)Long-term backlog is expected to ship beyond three months $51.3 $49.1 $52.8 $60.8 $62.1 $74.0 $81.9 $77.9 $85.8 $90.3 $125.3 $131.0 $130.7 $146.6 $152.4 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Long Term Backlog Short Term Backlog(1)

16 Pivoting toward growth and greater scale with Core Growth Framework Outlook and Perspective Q4 FY2021 outlook • Expect Q4 FY21 net sales of $175 million to $180 million Strategy evolving into Blueprint for Growth 2.0 • Strengthening CMBS to enable scale Driving progress toward organic and inorganic growth • Targeted organic growth initiatives • Actively working the acquisition pipeline Making progress with sustainability efforts • Establishing relevant metrics • Developing Corporate Social Responsibility Report • Improving transparency through website Briefing on Blueprint for Growth 2.0 in Q1 FY22

Q3 Fiscal Year 2021 Financial Results Conference Call January 28, 2021 David J. Wilson President and Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer

Supplemental Information

19 Conference Call Playback Info Replay Number: 412-317-6671 passcode: 13714791 Telephone replay available through February 4, 2021 Webcast / PowerPoint / Replay available at investors.columbusmckinnon.com Transcript, when available, at investors.columbusmckinnon.com

20 Adjusted Gross Profit Reconciliation Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies. ($ in thousands) Quarter Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 GAAP gross profit $ 67,872 $ 66,209 $ 44,797 $ 56,025 $ 55,315 Add back (deduct): Factory closures 696 1,349 1,928 493 250 Business realignment costs 123 774 329 — 237 Insurance settlement (77) (15) — — — Gain on sale of building — — — (2,189) — Non-GAAP adjusted gross profit $ 68,614 $ 68,317 $ 47,054 $ 54,329 $ 55,802 Sales 199,355 189,486 139,070 157,790 166,547 Gross margin – GAAP 34.0% 34.9% 32.2% 35.5% 33.2% Adjusted gross margin – Non-GAAP 34.4% 36.1% 33.8% 34.4% 33.5%

21 Adjusted Income from Operations Reconciliation Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies. ($ in thousands) Quarter Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 GAAP income from operations $ 20,886 $ 16,664 $ 1,789 $ 15,820 $ 10,447 Add back (deduct): Factory closures 1,592 1,621 2,256 747 469 Business realignment costs 662 1,755 821 — 237 Insurance recovery legal costs 66 160 141 88 — Loss on sales of businesses — — — — — Insurance settlement (77) (15) — — — Gain on sale of building — — — (2,638) — Non-GAAP adjusted income from operations $ 23,129 $ 20,185 $ 5,007 $ 14,017 $ 11,153 Sales 199,355 189,486 139,070 157,790 166,547 Operating margin – GAAP 10.5% 8.8% 1.3% 10.0% 6.3% Adjusted operating margin – Non-GAAP 11.6% 10.7% 3.6% 8.9% 6.7%

Decremental Adjusted Operating Leverage

($ in thousands)	Quarter			YTD		
	Q3 FY21	Q3 FY20	Change	Q3 FY21	Q3 FY20	Change
GAAP income from operations	$ 10,447	$ 20,886	$ (10,439)	$ 28,056	$ 73,160	$ (45,104)
Add back (deduct):						
Factory closures	469	1,592	(1,123)	3,472	3,089	383
Business realignment costs	237	662	(425)	1,058	1,075	(17)
Insurance recovery legal costs	—	66	(66)	229	425	(196)
Loss on sales of businesses	—	—	—	—	176	(176)
Insurance settlement	—	(77)	77	—	(367)	367
Gain on sale of building	—	—	—	(2,638)	—	(2,638)
Non-GAAP adjusted income from operations	$ 11,153	$ 23,129	$ (11,976)	$ 30,177	$ 77,558	$ (47,381)
Sales	166,547	199,355	(32,808)	463,407	619,676	(156,269)
Decremental adjusted operating leverage – Non-GAAP			36.5%			30.3%

Decremental adjusted operating leverage is a non-GAAP measure defined as the year-over-year change in adjusted income from operations divided by the year-over-year change in net sales. Adjusted income from operations is defined as income from operations as reported, adjusted for certain items.

Decremental adjusted operating leverage and adjusted income from operations are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as decremental adjusted operating leverage and adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company's income from operations to that of other companies.

© 2021 COLUMBUS McKINNON CORPORATION

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Adjusted Net Income Reconciliation

($ in thousands, except per share data)	Quarter				
	Q3 FY20	Q4 FY20	Q1 FY21	Q2 FY21	Q3 FY21
GAAP net income (loss)	$ 15,250	$ 9,244	$ (2,969)	$ (4,104)	$ 6,594
Add back (deduct):					
Non-cash pension settlement expense	—	—	2,722	16,324	—
Factory closures	1,592	1,621	2,256	747	469
Business realignment costs	662	1,755	821	—	237
Insurance recovery legal costs	66	160	141	88	—
Loss on sales of businesses	—	—	—	—	—
Insurance settlement	(77)	(15)	—	—	—
Gain on sale of building	—	—	—	(2,638)	—
Normalize tax rate to 22%(1)	(2,106)	1,050	(1,405)	(2,327)	(1,126)
Non-GAAP adjusted net income	$ 15,387	$ 13,815	$ 1,566	$ 8,090	$ 6,174
Average diluted shares outstanding	24,031	23,938	23,922	24,123	24,201
Diluted income (loss) per share – GAAP	$0.63	$0.39	$(0.12)	$(0.17)	$0.27
Diluted income per share – Non-GAAP	$0.64	$0.58	$0.07	$0.34	$0.26

(1)Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company's net income and diluted EPS to that of other companies.

© 2021 COLUMBUS McKINNON CORPORATION

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Adjusted EBITDA Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q3 FY20	Q4 FY20	Q1 FY21	Q2 FY21	Q3 FY21	2020	2019
GAAP net income (loss)	$ 15,250	$ 9,244	$ (2,969)	$ (4,104)	$ 6,594	$ 59,672	$ 42,577
Add back (deduct):							
Income tax expense (benefit)	2,234	4,947	(963)	(45)	616	17,484	10,321
Interest and debt expense	3,423	3,200	3,188	3,018	2,986	14,234	17,144
Investment (income) loss	(408)	48	(577)	(357)	(495)	(891)	(727)
Foreign currency exchange (gain) loss	(188)	(996)	84	397	602	(1,514)	843
Other (income) expense, net	199	221	3,026	16,911	144	839	(716)
Depreciation and amortization expense	7,244	7,135	7,081	7,129	6,993	29,126	32,675
Factory closures	1,592	1,621	2,256	747	469	4,709	1,473
Business realignment costs	662	1,755	821	—	237	2,831	1,906
Insurance recovery legal costs	66	160	141	88	—	585	1,282
Loss on sales of businesses	—	—	—	—	—	176	25,672
Insurance settlement	(77)	(15)	—	—	—	(382)	—
Gain on sale of building	—	—	—	(2,638)	—	—	—
Non-GAAP adjusted EBITDA	$ 30,373	$ 27,320	$ 12,088	$ 21,146	$ 18,146	$ 126,869	$ 132,450
Sales	$ 199,355	$ 189,486	$ 139,070	$ 157,790	$ 166,547	$ 809,162	$ 876,282
Net income (loss) margin – GAAP	7.6%	4.9%	(2.1)%	(2.6)%	4.0%	7.4%	4.9%
Adjusted EBITDA margin – Non-GAAP	15.2%	14.4%	8.7%	13.4%	10.9%	15.7%	15.1%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company's financial statements.

© 2021 COLUMBUS McKINNON CORPORATION

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25 Return on Invested Capital (ROIC) Reconciliation ROIC is defined as adjusted income from operations, net of taxes at a 22% normalized rate, for the trailing four quarters divided by the average of debt plus equity less cash (average capital) for the trailing five quarters. ROIC is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as ROIC, is important for investors and other readers of the Company’s financial statements. ($ in thousands) Fiscal Year TTM 2019 2020 Q3 FY21 GAAP income from operations $ 69,442 $ 89,824 $ 44,720 Add back (deduct): Factory closures 1,473 4,709 5,093 Business realignment costs 1,906 2,831 2,813 Insurance recovery legal costs 1,282 585 389 Loss on sales of businesses 25,672 176 — Insurance settlement — (382) (15) Gain on sale of building — — (2,638) Non-GAAP adjusted income from operations $ 99,775 $ 97,743 $ 50,362 Non-GAAP adjusted income from operations, net of normalized tax rate of 22% $ 77,825 $ 76,240 $ 39,282 Trailing five quarter averages: Total debt 334,323 273,146 260,718 Total shareholders’ equity 418,734 459,044 478,366 Cash and cash equivalents 61,401 79,450 144,976 Net total capitalization $ 691,656 $ 652,740 $ 594,108 Return on invested capital (ROIC) – Non-GAAP 11.3% 11.7% 6.6%

26 U.S. Capacity Utilization Eurozone Capacity Utilization Industrial Capacity Utilization Source: The Federal Reserve Board Source: European Commission 60% 65% 70% 75% 80% Manufacturing Total 73.4% (Manufacturing) & 74.5% (Total) December 2020(1) 65% 67% 69% 71% 73% 75% 77% 79% 81% 83% 85% 76.3% Q4 2020 (1)December 2020 numbers are preliminary

27 ISM Production Index Source: Institute of Supply Chain Management 25% 30% 35% 40% 45% 50% 55% 60% 65% 70% 64.8% Dec. 2020

Q3 Fiscal Year 2021 Financial Results Conference Call January 28, 2021